Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTEENTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

MOGU Inc.

(Adopted by a Special Resolution passed on November 5, 2018)

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTEENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

MOGU Inc.

(Adopted by a Special Resolution passed on November 5, 2018)

1.	The name of the Company is MOGU Inc.

2.

The registered office of the Company shall be at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as revised, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.	The authorized share capital of the Company is US$50,000, divided into 5,000,000,000 shares, including:

(a)	3,175,609,844 ordinary shares of a par value of US$0.00001 each;

(b)	91,289,618 Series A-1 preferred shares of a par value of US$0.00001 each;

(c)	189,153,200 Series A-2 preferred shares of a par value of US$0.00001 each;

(d)	95,898,640 Series A-3 preferred shares of a par value of US$0.00001 each;

(e)	148,000,000 Series A-4 preferred shares of a par value of US$0.00001 each;

(f)	43,262,547 Series A-5 preferred shares of a par value of US$0.00001 each;

(g)	117,192,207 Series A-6 preferred shares of a par value of US$0.00001 each;

(h)	140,511,900 Series A-7 preferred shares of a par value of US$0.00001 each;

(i)	290,169,609 Series B-1 preferred shares of a par value of US$0.00001 each;

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(j)	194,572,067 Series B-2 preferred shares of a par value of US$0.00001 each;

(k)	215,946,767 Series C-1 preferred shares of a par value of US$0.00001 each;

(l)	111,899,688 Series C-2 preferred shares of a par value of US$0.00001 each; and

(m)	186,493,913 Series C-3 preferred shares of a par value of US$0.00001 each;

each with power for the Company, insofar as is permitted by law and the Articles, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (as amended) and the Articles.

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (as amended) and, subject to the provisions of the Companies Law (as amended) and the Articles, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

2

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTEENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

MOGU Inc.

(Adopted by a Special Resolution passed on November 5, 2018)

1.	In these Articles, Table A in the Schedule to the Statute does not apply and, save as otherwise defined in these Articles, the following terms used in these Articles shall have the following meanings:

“Additional Closing”	has the meaning ascribed to it under that Series C3 Preferred Share Subscription Agreement, dated as of June 3, 2016, by and among the Company, certain Members and other parties thereto.

“Additional Equity Securities”	has the meaning set forth in Article 16(a).

“Additional Individual Parties”	has the meaning ascribed to it in the Shareholders Agreement.

“Affiliates”	has the meaning ascribed to it in the Shareholders Agreement.

“Applicable Accounting Standards”	has the meaning ascribed to it in the Shareholders Agreement.

“Applicable Law”	has the meaning ascribed to it in the Shareholders Agreement.

“Articles”	means these articles of association of the Company as originally formed or as from time to time altered by Special Resolution.

“Auditor”	means the Person performing the duties of auditor of the Company (if any).

“BAI”	means Bertelsmann Asia Investments AG.

“beneficially own”	has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act, and “beneficial ownership” shall be construed accordingly.

“Board”	means the board of directors of the Company.

“Business Day”	means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Hong Kong, New York, the Cayman Islands and the PRC are authorized or required by law or executive order to close.

“Chairman”	has the meaning set forth in in Article 67(ii).

“CEO”	has the meaning ascribed to it in the Shareholders Agreement.

“Class A Ordinary Shares”	means the Ordinary Shares that are not Class B Ordinary Shares or Class C Ordinary Shares.

“Class B Ordinary Shares”	means the Class B-1 Ordinary Shares, Class B-2 Ordinary Shares and Class B-3 Ordinary Shares.

“Class B-1 Ordinary Shares”	means, initially, the 19,380,900 Ordinary Shares transferred by Mogu Investment Limited to BAI pursuant to a Share Transfer Agreement, dated as of January 24, 2013, by and among the Company, Mogu Investment Limited and BAI, subject to the conversion mechanism set forth in Article 130 to Article 132.

“Class B-2 Ordinary Shares”	means, initially, the 41,767,800 Ordinary Shares transferred by Mogu Investment Limited to BAI pursuant to a Share Transfer Agreement, dated as of November 21, 2013, by and among the Company, Mogu Investment Limited and BAI, subject to the conversion mechanism set forth in Article 130 to Article 132.

“Class B-3 Ordinary Shares”	means, initially, the 29,342,994 Ordinary Shares transferred by Votion Limited to TBP pursuant to a Share Transfer Agreement, dated as of May 16, 2014, by and among the Company, Votion Limited, TBP and certain other parties thereto, subject to the conversion mechanism set forth in Article 130 to Article 132.

“Class C Ordinary Shares”	means, initially, the Ordinary Shares that are beneficially owned by the Founders as of the date of these Articles, subject to the conversion mechanism set forth in Article 130 to Article 132.

“Company”	means MOGU Inc. (formerly known as Meili Inc.).

“Company Competitor”	means any Person named in the list of competitors set forth in the Shareholders Agreement (as such list may be updated by the Company from time to time pursuant to the terms therein) and any Affiliate of such Person.

“Control”	means the power or authority, whether exercised or not, to direct the business, management and policies of a entity, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such entity or power to control the composition of a majority of the board of directors of such entity; the terms “Controlled” and “Controlling” have the meaning correlative to the foregoing; for avoidance of doubt, with respect to any Operating Company, Control includes any control exercised through the Restated Controlling Documents.

“Conversion Price”	has the meaning ascribed to it in Article 15(a).

“Covered Transaction”	has the meaning ascribed to it in Article 139.

“Co-Sale Notice”	has the meaning ascribed to it in Article 150.

“Co-Sale Pro Rata Portion”	has the meaning ascribed to it in Article 150(a).

“Co-Sale Right Period”	has the meaning ascribed to it in Article 150.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Deemed Liquidation Event”	has the meaning set forth in Article 125(g).

“Directors”	means the directors of the Company.

“Dividend”	includes an interim dividend and bonus issues.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision).

“Equity Securities”	has the meaning set forth in Article 16(a).

“ESOP”	has the meaning set forth in Article 16(a).

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended from time to time, including any successor statutes.

“Exempted Actions”	has the meaning set forth in Article 19(a).

“Exempted Equity Securities”	has the meaning set forth in Article 16(a).

“Exercising ROFR Holder”	has the meaning set forth in Article 148(b).

“First Refusal Expiration Notice”	has the meaning set forth in Article 148(c).

“First Refusal Period”	has the meaning set forth in Article 148(a).

“Founder HoldCo”	has the meaning as ascribed to it in the Shareholders Agreement.

“Founders”	has the same meaning as ascribed to it in the Shareholders Agreement, and a “Founder” shall be construed accordingly.

“Fund”	has the meaning set forth in Article 73A.

“Group Companies”	means the Company and all of its Controlled Affiliates from time to time, including the MLS Group Companies, and each is herein referred to individually as a “Group Company”.

“HIGO Loans”	has the meaning ascribed to it in the Shareholders Agreement.

“Hillhouse”	means Hillhouse MGJ Holdings Limited and Hillhouse MLS Holdings Limited, collectively.

“Initial Closing”	has the meaning ascribed to it in the Shareholders Agreement.

“Junior Ordinary Shares”	means the Class A Ordinary Shares and Class C Ordinary Shares.

“Liquidation Preference Amount”	has the meaning ascribed to it in Article 125(a).

“Members”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company adopted by the Company pursuant to the Statute, as from time to time altered by Special Resolutions.

“MGJ OpCo”	has the meaning ascribed to it in the Shareholders Agreement.

“MLS Group Companies”	has the meaning ascribed to it in the Shareholders Agreement.

“MLS Opco”	has the meaning ascribed to it in the Shareholders Agreement.

“month”	means calendar month.

“Mr. Chen”	means Mr. Chen Qi (陈琪).

“Mr. Xu”	means Mr. Xu Yirong (徐易容).

“Offered Shares”	has the meaning set forth in Article 147.

“Operating Companies”	means the MGJ OpCo and the MLS Opco, and each is herein referred to individually as an “Operating Company”.

“Ordinary Directors”	has the meaning set forth in Article 67.

“Ordinary Resolution”	means a resolution passed by a simple majority of votes of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting.

“Ordinary Shares”	means the ordinary shares in the capital of the Company with a par value of US$0.00001 each, consisting of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares.

“Ordinary Share Equivalents”	has the meaning set forth in Article 16(a).

“Original Issue Date”	means, in respect of a Share, the original issue date set forth in Annex A to these Articles opposite the sub-series or class, as applicable, of such Share; provided that notwithstanding the Annex A to these Articles, the Original Issue Date with respect to those Series C-3 Preferred Shares that were issued pursuant to the Tencent Series C-3 Share Subscription Agreement shall be July 18, 2018.

“Original Issue Price”	means, in respect of a Share, the original issue price set forth in Annex A to these Articles opposite the sub-series or class, as applicable, of such Share, as may be appropriately adjusted from time to time for Recapitalization.

“paid-up”	means paid-up and/or credited as paid-up.

“Permitted Transferee”	has the meaning set forth in Article 137.

“Person”	means any individual or any partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Pingan”	means Pingan eCommerce Limited Partnership and/or its Affiliates.

“PRC”	means the People’s Republic of China, but solely for the purposes hereof excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the island of Taiwan.

“Preferred Directors”	has the meaning set forth in Article 67.

“Preferred Holders”	means the holders of Preferred Shares and holders of Ordinary Shares issued upon conversion of any Preferred Shares, in each case, who are parties to the Shareholders Agreement.

“Preferred Shares”	means the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, collectively.

“Qiming”	means Qiming Venture Partners III, L.P. and Qiming Managing Directors Fund III, L.P., collectively.

“Qualified Public Offering”	means (i) a firm commitment underwritten public offering of the Ordinary Shares of the Company (or an alternative listing vehicle for all or substantially all of the business of the Group Companies) made pursuant to an effective registration statement under the Securities Act (or equivalent offering documents under the applicable securities law of another jurisdiction, as applicable) on the New York Stock Exchange, the Nasdaq Global Market, the Hong Kong Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange, or (ii) an offering or listing substantially equivalent to the foregoing on another stock exchange that is acceptable to holders of at least a majority of the voting power of the Preferred Shares (including Ordinary Shares issued upon conversion of Preferred Shares) (voting as a single class and on as-converted basis) and holders of at least a majority of the voting power of the Ordinary Shares and, in each case of subsection (i) and subsection (ii) above, with aggregate proceeds to the Company (before deduction for underwriters’ discounts, commissions and expenses relating to the issuance, including without limitation fees of the underwriters’ counsel), together with aggregate proceeds to the Company from any private placements conducted substantially concurrently with the offering or listing referred to in subsection (i) or (ii) above, not less than US$200,000,000 and valuation of the Company immediately prior to the closing of such offering not less than (x) US$3,500,000,000 (in the event that such public offering is consummated after December 31, 2019) or (y) US$1,500,000,000 (in the event that such public offering is consummated on or prior to December 31, 2019).

“Re-allotment Period”	has the meaning set forth in Article 148(b).

“Re-allotment Share Number”	has the meaning set forth in Article 148(b).

“Recapitalization”	shall mean any share dividend, share split, consolidation of shares, reorganization, recapitalization, reclassification or other similar event.

“Redemption Date”	has the meaning set forth in Article 18(b).

“Redemption Price”	has the meaning set forth in Article 18(a)

“Redemption Share”	has the meaning set forth in Article 18(b).

“Redemption Start Date”	has the meaning set forth in Article 18(b).

“Relevant Majority Approval”	means the approval of (i) holders of a majority in voting power of the Series C Preferred Shares and Series B Preferred Shares, in each case, including any Ordinary Shares issued upon the conversion of such Preferred Shares, voting as a single class and on as-converted basis, and (ii) holders of a majority in voting power of the Series A Preferred Shares, including any Ordinary Shares issued upon the conversion of such Preferred Shares, voting as a single class and on as-converted basis.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office of the Company.

“Related Party”	has the meaning ascribed to it in the Shareholders Agreement.

“Restated Controlling Documents”	has the meaning ascribed to it in the Shareholders Agreement.

“ROFR Holder”	has the meaning set forth in Article 147.

“ROFR Pro Rata Share”	has the meaning set forth in Article 148(a).

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Notice”	has the meaning set forth in Article 148(b).

“Secretary”	means the secretary or assistant secretary or any person appointed to perform the duties of secretary of the Company.

“Securities Act”	means the United States Securities Act of 1933, as amended from time to time, including any successor statutes.

“Selling Shareholder”	has the meaning set forth in Article 147.

“Series A Preferred Shares”	means the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series A-4 Preferred Shares, the Series A-5 Preferred Shares, the Series A-6 Preferred Shares and the Series A-7 Preferred Shares.

“Series A-1 Preferred Shares”	means the Series A-1 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series A-2 Preferred Shares”	means the Series A-2 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series A-3 Preferred Shares”	means the Series A-3 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series A-4 Preferred Shares”	means the Series A-4 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series A-5 Preferred Shares”	means the Series A-5 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series A-6 Preferred Shares”	means the Series A-6 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series A-7 Preferred Shares”	means the Series A-7 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series B Preferred Shares”	means the Series B-1 Preferred Shares and the Series B-2 Preferred Shares.

“Series B-1 Preferred Shares”	means the Series B-1 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series B-2 Preferred Shares”	means the Series B-2 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series C Preferred Shares”	means the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series C-3 Preferred Shares.

“Series C-1 Preferred Shares”	means the Series C-1 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series C-2 Preferred Shares”	means the Series C-2 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Series C-2 Subscription Agreement”	means the Share Subscription Agreement, dated as of February 3, 2016, by and among the Company, Image Future Investment (HK) Limited and other parties thereto.

“Series C-3 Preferred Shares”	means the Series C-3 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in these Articles and the Shareholders Agreement.

“Share”	means a share in the capital of the Company, being an Ordinary Share or a Preferred Share, as applicable.

“Share Premium Account”	means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Shareholders Agreement”	means the Eleventh Amended and Restated Shareholders Agreement, dated as of June 3 ,2016, by and among certain Group Companies, the shareholders of the Company and other parties thereto, as may be further amended from time to time.

“Special Resolution”	has the same meaning as set forth in the Statute and includes a resolution approved in writing as described therein.

“Statute”	means the Companies Law (As Amended) of the Cayman Islands.

“Strategic Transaction Documents”	has the meaning ascribed to it in the Shareholders Agreement.

“sub-series”	with respect to Preferred Shares, shall mean the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series A-4 Preferred Shares, the Series A-5 Preferred Shares, the Series A-6 Preferred Shares, the Series A-7 Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares or the Series C-3 Preferred Shares, as applicable.

“Subsidiary”	means, with respect to any Person, any other Person that is Controlled directly or indirectly by such Person.

“TBP”	means Trustbridge Partners IV, L.P.

“Tencent”	means Image Future Investment (HK) Limited.

“Tencent Competitor”	has the meaning ascribed to it in the Shareholders Agreement.

“Tencent Series C-3 Share Subscription Agreement”	means the Share Subscription Agreement, dated as of July 17, 2018, by and among the Company, Image Future Investment (HK) Limited and other parties thereto.

“Trade Sale”	means (i) any acquisition, amalgamation, scheme of arrangement or merger of the Company by or with another entity by means of any transaction or series of related transactions (including, without limitation, any share acquisition, reorganization, merger or consolidation) other than a transaction or series of transactions in which all of the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), in the same proportion as voting securities held by them immediately prior to such transaction, as a result of shares in the Company held by such holders prior to such transaction, more than fifty percent (50%) of the total voting power and economic interest of the total issued and outstanding capital of the Company or such surviving entity immediately after such transaction or series of transactions and (ii) any sale, conveyance, lease or disposition of all or substantially all of the Group Companies’ assets (including by means of an exclusive licensing of all or substantially all of the Group Companies’ intellectual property or similar arrangement) to a third party other than a Group Company.

“Transaction Documents”	has the meaning ascribed to it in the Shareholders Agreement.

“Transfer”	has the meaning set forth in Article 134.

“Transfer Notice”	has the meaning set forth in Article 147.

“TSJ Shareholders”	means AIMEI Tech Co. Ltd, DWK Tech Limited, Cherubic Ventures Inc., Source Code AIMEI Linkage L.P., Cornerstone Venture Limited and VISION PLUS CAPITAL FUND LP, collectively.

“Xu HoldCo”	means Easyworks Holdings Limited. Words importing the singular number include the plural number and vice versa. Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

The terms “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record (as defined in the Electronic Transactions Law (2003 Revision)).

Any phrase introduced by the terms “include,” “including,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Headings are inserted for reference only and shall be ignored in construing these Articles.

Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

2.

The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted. The Company shall have perpetual existence until wound up or struck off in accordance with the Statute and these Articles.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4. (a)

Each Member shall be entitled to a share certificate. Share certificates representing shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorized by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the Person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled, and, subject to these Articles, no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by some method or system of mechanical process.

(b)

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

5.

If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6.

Subject to the relevant provisions, if any, in the Memorandum and elsewhere in these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares:

(a)

The Directors may allot, issue, grant options over or otherwise dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise, and to such Persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

(b)

The Board may issue warrants to subscribe for any class or series of shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

(c)

The Directors may issue shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

7.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

TRANSFER OF SHARES

8.

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.

9.

The Directors, solely subject to and in accordance with contractual commitments regarding the transfer of shares that the Company may from time to time have under these Articles, may decline to register any transfer of shares in violation of such commitments. If the Directors refuse to register a transfer they shall notify the transferee within two (2) months of such refusal.

10.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

REDEEMABLE SHARES

11. (a)

Subject to the provisions of the Statute and in accordance with these Articles, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such shares shall be effected in accordance with these Articles or in such manner as the Company may, by Special Resolution, determine before the issuance of such shares.

(b)

Subject to the provisions of the Statute and Articles 18(a) and 19, the Company may purchase its own shares (including any redeemable shares), provided that the Board shall have approved the manner of purchase in writing. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12. (a)

Subject to the provisions of the Statute, Article 13 and Article 19, if at anytime the share capital of the Company is divided into different classes or series or sub-series of shares, the rights attached to any class or series or sub-series (unless otherwise provided by the terms of issue of the shares of that class or series or sub-series) may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series or sub-series, or without the sanction of a Special Resolution passed at a general meeting of the holders of the issued shares of that class or series or sub-series.

(b)

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one or more Persons holding or representing in person or by proxy at least a majority of the issued shares of the class or series.

13.

The rights, preferences, privileges and powers conferred upon the shares of any class, series or sub-series or the holders thereof, and any restrictions provided for the benefit of such shares or the holders thereof, shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, series or sub-series, be deemed to be varied by the creation or issue of further shares ranking senior thereto or pani passu therewith.

COMMISSION ON SALE OF SHARES

14.

The Company may, in so far as the Statute from time to time permits, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly paid-up shares. The Company may also on any issue of shares pay such brokerage as may be lawful and commercially reasonable.

CONVERSION OF PREFERRED SHARES

15.	The holders of the Preferred Shares have conversion rights as follows:

(a)

Right to Convert Preferred Shares. Unless converted earlier pursuant to Article 15(b) below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the issuance of such share, without the payment of additional consideration, into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Original Issue Price by the Conversion Price of such Preferred Share in effect at the time of the conversion. The price at which Ordinary Shares shall be issuable upon conversion of any Preferred Share (the “Conversion Price” of such Preferred Share) shall initially be the Original Issue Price of such Preferred Share and shall be subject to adjustment as hereinafter provided. For the avoidance of doubt, the Conversion Price of any Preferred Share as of the date hereof shall be its respective Original Issue Price. Nothing in this Article 15(a) shall limit the automatic conversion of Preferred Shares described in Article 15(b) below.

(b)	Automatic Conversion.

Each Preferred Share shall automatically be converted into fully-paid and nonassessable Ordinary Shares at the then effective Conversion Price of such Preferred Shares, without the payment of additional consideration, upon the earlier to occur of (A) the closing of a Qualified Public Offering (in which case such Preferred Share shall not be deemed to have been converted until immediately prior to the closing of the Qualified Public Offering), and (B) the written consent of holders of at least a majority of the outstanding Preferred Shares in the same sub-series of such Preferred Share.

(c)

Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price of the applicable Preferred Shares.

(i)

In the event of an optional conversion pursuant to Article 15(a), before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Preferred Shares to be converted, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(ii)

In the event of an automatic conversion pursuant to Article 15(b), all holders of Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified Public Offering be the latest practicable date immediately prior to the closing of such Qualified Public Offering) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 15. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of Preferred Shares shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Article 15 and a check denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)

The Directors of the Company may effect such conversion in any manner available under Applicable Law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(e)	The Ordinary Shares converted from Preferred Shares shall be Class A Ordinary Shares.

ADJUSTMENTS TO CONVERSION PRICE

16. (a)	Special Definitions. For purposes of this Article 16, the following definitions shall apply:

(i)	“Equity Securities” shall mean any Ordinary Shares or any Ordinary Share Equivalents.

(ii)

“Ordinary Share Equivalents” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for Ordinary Shares, including the Preferred Shares.

(iii)

“Additional Equity Securities” shall mean all Equity Securities (including reissued shares and/or Ordinary Share Equivalents) issued (or, pursuant to Article 16(c), deemed to be issued) by the Company after the Initial Closing, but excluding (x) the Exempted Equity Securities, (y) all the Series C-3 Preferred Shares issued by the Company at each Additional Closing (if any), and (z) all the Series C-3 Preferred Shares issued by the Company pursuant to the Tencent Series C-3 Share Subscription Agreement.

(iv)	“Exempted Equity Securities” means Equity Securities issued:

(A)	upon the conversion of the Preferred Shares authorized herein or the exercise, conversion or exchange of any other Ordinary Share Equivalents outstanding as of immediately after the Initial Closing;

(B)

to officers, directors, employees and consultants of the Company pursuant to a share grant, option plans, purchase plans or other employee stock incentive programs or arrangement (“ESOP”) approved by the Board in accordance with the Shareholders Agreement;

(C)	as a dividend or distribution on Preferred Shares to account for any event for which adjustment is made pursuant to Article 16(g) or Article 16(h) hereof;

(D)	pursuant to a Qualified Public Offering;

(E)

pursuant to the acquisition of another Person by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other Person, or fifty percent (50%) or more of the equity ownership or voting power of such other Person, provided that such issuances are approved by the Board, including the affirmative vote of all Preferred Directors;

(F)

to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board including the affirmative vote of all Preferred Directors;

(G)	in connection with any settlement of any action, suit, proceeding or litigation approved by the Board including the affirmative vote of all Preferred Directors;

(H)

to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board including the affirmative vote of all Preferred Directors, provided that such suppliers or third party service providers shall not be a Related Party; or

(I)	pursuant to any Transaction Document or Strategic Transaction Document.

(b)

No Adjustment of Conversion Price. No adjustment in the Conversion Price for a Preferred Share shall be made in respect of the issuance of Additional Equity Securities unless the issue price per share of such Additional Equity Securities issued or deemed to be issued by the Company is less than the Conversion Price in effect for such Preferred Share on the date of and immediately prior to such issue.

(c)

Deemed Issue of Additional Equity Securities. In the event the Company at any time or from time to time after the Initial Closing shall issue any Ordinary Share Equivalent (other than any Ordinary Share Equivalent that is an Exempted Equity Security) or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Ordinary Share Equivalent, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to subsection (ii) of this Article 16(c) below) issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalent, shall be deemed to be Additional Equity Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Equity Securities shall not be deemed to have been issued unless the issue price per share (determined pursuant to Article 16(e) hereof) of such Additional Equity Securities would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Equity Securities are deemed to be issued:

(i)

no further adjustment in the applicable Conversion Price for the Preferred Shares shall be made upon the subsequent issue of Equity Securities upon the exercise, conversion or exchange of such Ordinary Share Equivalent;

(ii)

if such Ordinary Share Equivalent by its terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price for each affected Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Ordinary Share Equivalent;

(iii)

upon the expiration or termination of any unexercised, unconverted or unexchanged Ordinary Share Equivalent (or portion thereof), the Conversion Price for each affected Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed to such Conversion Price as would have been obtained had such Ordinary Share Equivalent (or portion thereof) that is expired or terminated never been issued;

(iv)

no readjustment pursuant to subsection (ii) or (iii) above shall have the effect of increasing the applicable Conversion Price of any Preferred Shares to an amount which exceeds the lower of (x) the applicable Conversion Price for such Preferred Shares on the original adjustment date, or (y) the applicable Conversion Price for such Preferred Shares that would have resulted from any issuance of Additional Equity Securities between the original adjustment date and such readjustment date; and

(v)

in the case of any Ordinary Share Equivalent which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price for any Preferred Shares shall be made until the expiration or exercise of all such Ordinary Share Equivalent, whereupon such adjustment shall be made in the manner provided in subsection (iii) above.

(d)	Adjustment of the Conversion Price Upon Issuance of Additional Equity Securities Below the Conversion Price.

If the Company shall issue Additional Equity Securities without consideration or for a consideration per share less than the Original Issue Price of any Preferred Share in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price of any affected Preferred Share shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula (as adjusted for Recapitalization):

CP2 = CP1*(A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“CP2” shall mean the Conversion Price of such affected Preferred Share in effect immediately after such issue of Additional Equity Securities;

(ii)	“CP1” shall mean the Conversion Price of such affected Preferred Share in effect immediately prior to such issue of Additional Equity Securities;

(iii)

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Equity Securities (treating for this purpose as outstanding all shares of Ordinary Shares (assuming the exercise, conversion and exchange of any option, warrants or any other securities convertible into or exchangeable for Ordinary Shares) immediately prior to such issue);

(iv)

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Equity Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v)	“C” shall mean the number of such Additional Equity Securities issued in such transaction.

(e)	Determination of Consideration. For purposes of this Article 16, the consideration received by the Company for the issue of any Additional Equity Securities shall be computed as follows:

(i)	Cash and Property. Except as provided in subsection (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event Additional Equity Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both such Additional Equity Securities and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such Additional Equity Securities, computed as provided in subsections (A) and (B) above, as determined in good faith by the Board.

(ii)

Ordinary Share Equivalent. The consideration per share received by the Company for Additional Equity Securities deemed to have been issued pursuant to Article 16(c), relating to Ordinary Share Equivalents, shall be determined by dividing

(A)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Ordinary Share Equivalents, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise, conversion or exchange of such Ordinary Share Equivalents, by

(B)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents.

(f)

Adjustments for Shares Dividends, Subdivisions or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split or otherwise) into a greater number of Ordinary Shares, the Conversion Price of each Preferred Share then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price of each Preferred Share then in effect shall, concurrently with the effectiveness of such consolidation, be proportionately increased.

(g)

Adjustments for Ordinary Share Dividends; Other Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in Additional Equity Securities, the Conversion Price of each Preferred Share then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution. In the event the Company at any time or from time to time makes, or files a record date for, the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of the Preferred Shares.

(h)

Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges and Substitutions. If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or consolidation of shares provided for above) or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Trade Sale), then and in each such event, provision shall be made so that the holder of each Preferred Share shall receive upon conversion thereof the kind and amount of shares and other securities and property which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of the Preferred Shares.

(i)

No Impairment. The Company will not, by amendment of its Memorandum and these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Preferred Share pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Preferred Shares at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Shares.

(k)

Waiver of Adjustments. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any sub-series of Preferred Shares may be waived by the consent or vote of the holders of at least a majority of the outstanding shares of such sub-series either before or after the issuance causing the adjustment.

(l)	Miscellaneous.

(i)	All calculations under this Article 16 shall be made to the nearest one-hundredth (1/100) of a cent or to the nearest one-hundredth (1/100) of a share, as the case may be.

(ii)

The holders of at least a majority of any sub-series of Preferred Shares shall have the right to challenge, by way of written notice presented to the Company and signed by the holders of the requisite amount of such sub-series of Preferred Shares, any determination by the Board of fair value pursuant to this Article 16 if such determination is with respect to an adjustment of the Conversion Price of such sub-series of Preferred Shares, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

For the avoidance of doubt, no adjustment shall be made to the Conversion Price of any Preferred Share if such adjustment would result in the Conversion Price of such Preferred Share falling below the par value of the Ordinary Shares. In such cases, the Conversion Price of such Preferred Share shall be adjusted to be equal to the par value of the Ordinary Shares.

NOTICES OF RECORD DATE

17.	Subject to and without prejudice to Article 19, in the event that the Company shall propose at any time:

(a)

to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)	to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up,

then, in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(i)

at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)

in the case of the matters referred to in (c) and (d) above, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first-class mail, postage prepaid, addressed to the holders of the Preferred Shares at the address for each such holder as shown on the books of the Company.

REDEMPTION

18. (a)

Notwithstanding Article 11(b), and subject to satisfaction of the requirements for redemption under the Statute, if (A) the Company fails to complete a Qualified Public Offering on or prior to December 31, 2019, (B) if Mr. Chen (i) resigns or is removed from the Company or any other Group Companies; or (ii) directly or indirectly participates (other than as a non-executive director or under temporary consulting arrangements) in the operation and management of any company (other than the Group Companies); or (C) the Company is no longer allowed by Applicable Laws to exercise control over any Group Company in the PRC and to consolidate the operating results of any such Group Company into the financial statements of the Company through the Restated Controlling Documents pursuant to IFRS or U.S. GAAP and the Company has not, within three (3) months of written request by any holder of Preferred Shares, entered into alternative arrangements to exercise control over, and consolidate the operating results of, such Group Company, or otherwise acquire control over all or substantially all of such Group Company’s assets and operations, then the Company shall, at the request of any holder of the Preferred Shares and subject to the receipt of the Relevant Majority Approval, redeem all of the outstanding Preferred Shares held by the requesting holders out of funds legally available therefor including capital, at a redemption price per Preferred Share (the “Redemption Price” of such Preferred Share) equal to

IP × (1.08)N

WHERE

IP = Original Issue Price of such Preferred Share, and

N = (x) the number of calendar days that have elapsed since the Original Issue Date of such Preferred Share, divided by (y) 360 days,

plus all declared but unpaid dividends thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers;

(b)

A notice of redemption by any holder of the Preferred Shares to be redeemed (“Redemption Shares”, and each a “Redemption Share”) shall be given by hand or by mail to the registered office of the Company at any time on or before the date falling thirty (30) days before the redemption date (“Redemption Start Date”) stating the date on or after the Redemption Start Date on which the Redemption Shares are to be redeemed (the “Redemption Date”), provided, however, that the Redemption Date shall be no earlier than the Redemption Start Date or the date thirty (30) days after such notice of redemption is given, whichever is later. Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of Preferred Shares stating the existence of such request, the Redemption Price, the Redemption Date and the mechanics of redemption, who shall be entitled to request to have its own Preferred Shares included as the Redemption Shares and redeemed simultaneously with those of such requesting shareholders. The Company shall pay to each holder of Redemption Shares in full the Redemption Price on the Redemption Date, provided that the Relevant Majority Approval is received. If on the Redemption Date, the Company fails to pay in full the Redemption Price for all the Redemption Shares, then (i) the redemption of Series A Preferred Shares and Series B Preferred Shares shall be subordinate to the redemption of the Series C Preferred Shares, such that the Company shall first redeem in full the Series C Preferred Shares that are part of the Redemption Shares (and shall have paid the Redemption Price therefore in full) from funds of the Company legally available for redemption, before the Company shall be permitted to redeem any part of the Series A Preferred Shares and Series B Preferred Shares being included as part of the Redemption Shares (and pay any part of the Redemption Price payable thereon), (ii) the redemption of Series A Preferred Shares shall be subordinate to the redemption of the Series B Preferred Shares, such that the Company shall first redeem in full the Series B Preferred Shares that are part of the Redemption Shares (and shall have paid the Redemption Price therefore in full) from funds of the Company legally available for redemption, before the Company shall be permitted to redeem any part of the Series A Preferred Shares being included as part of the Redemption Shares (and pay any part of the Redemption Price payable thereon), (iii) subject to the compliance with subsection (i), and (ii) above, the funds that are legally available shall nonetheless be paid and applied in a pro-rata manner against each Redemption Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each Redemption Share in accordance with the relative remaining amounts owed thereon; and (iv) without limiting any rights of the holders of any Preferred Shares herein, or are otherwise available under Applicable Law, the balance of any Redemption Shares with respect to which the Company has become obligated to pay the applicable amount of aggregate Redemption Price but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares. For the avoidance of doubt, the priority of the Redemption among the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall apply at all times with respect to all outstanding Redemption obligations of the Company, regardless of the order in which the Redemption Notices or share certificates are delivered.

(c)

Before any holder of Redemption Shares shall be entitled for redemption under the provisions of this Article 18, such holder shall surrender his or her certificate or certificates representing such Redemption Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the Redemption Price shall be immediately payable to such holder and each such certificate shall be cancelled. In the event that less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Upon cancellation of the certificate representing such Redemption Shares to be redeemed and full payment of the Redemption Price for such Redemption Shares, all dividends on such Redemption Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders thereof, without interest, shall cease and terminate and such Redemption Shares shall cease to be issued shares of the Company.

(d)

If the Company fails (for whatever reason) to redeem any Redemption Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(e)

To the extent permitted by law, the Company shall ensure that the profits of each Subsidiary of the Company for the time being available for distribution shall be paid to it by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Redemption Shares required to be made pursuant to this Article 18.

PROTECTIVE PROVISIONS

19. (a)

Notwithstanding anything to the contrary in these Articles, in addition to any vote or consent required elsewhere in these Articles or any of the Company’s contractual obligations or any Applicable Law, no Group Company shall, and the Founders and the Founder HoldCos shall procure that no Group Company shall, directly or indirectly, take the following actions (other than any such action specifically contemplated or expressly permitted by the Transaction Documents or the Strategic Transaction Documents, including in any schedules or exhibits thereto (the “Exempted Actions”)) without the prior written approvals of the holders of at least a majority of the voting power of each of the applicable sub-series of Preferred Shares:

(i)	amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, such sub-series of Preferred Shares; or

(ii)

make an amendment to the Memorandum and these Articles that adversely affects the rights of the holders of such sub-series of Preferred Shares or make any alteration, amendment or waiver to any provision of the memorandum and/or the articles or any other charter documents of any other Group Company with respect to the cancellation of or amendment to the rights of such sub-series or series of Preferred Shares, provided, however, that, to the extent approved pursuant to Article 19(c), any authorization, creation or issuance of any shares of any class, series or subseries having preferences superior to or on parity with any Preferred Share shall not be deemed to adversely affect the rights of the holders of such Preferred Share.

Where any act listed in clauses (i) and (ii) above requires the approval of the Members by ordinary or special resolutions in accordance with the Statute, and if the Members vote in favor of such act but the approval of the holders of at least a majority in voting power of such sub-series of Preferred Shares has not yet been obtained, then the holders of such sub-series of Preferred Shares voting against the resolution shall have the same number of votes as those who vote in favor of such resolution plus one.

(b)

Notwithstanding anything to the contrary in these Articles, in addition to any vote or consent required elsewhere in these Articles or any of the Company’s contractual obligations or any Applicable Law, for so long as Mr. Xu beneficially owns any Shares, no Group Company shall, and the Founders and the Founder HoldCos shall procure that no Group Company shall, directly or indirectly, take any of the following actions (other than any Exempted Actions) without the prior written approval of Mr. Xu:

(i)

any action or omission that disproportionately (as compared to other Ordinary Shares in the same class or other Preferred Shares in the same sub-series, as applicable) and adversely affects the rights and preferences of the Ordinary Shares or Preferred Shares, as applicable, beneficially owned by Mr. Xu; or

(ii)

make an amendment to these Articles or the Shareholders Agreement that disproportionately (as compared to other Ordinary Shares in the same class or other Preferred Shares in the same sub-series, as applicable) and adversely affects the rights of Mr. Xu as a beneficial owner of Ordinary Shares or Preferred Shares, as applicable, provided, however, that, to the extent approved pursuant to Article 19(c), any authorization, creation or issuance of any shares of any class, series or sub-series having preferences superior to or on parity with any Ordinary Share or Preferred Share beneficially owned by Mr. Xu shall not be deemed to adversely affect the rights of Mr. Xu as a beneficial owner of such Ordinary Share or Preferred Share.

Where any act listed in clauses (i) and (ii) above requires the approval of the Members by ordinary or special resolutions in accordance with the Statute, and if the Members vote in favor of such act but the approval of Mr. Xu has not yet been obtained, then Mr. Xu (or the Person through which Mr. Xu holds his Shares) shall have the same number of votes as those who vote in favor of such resolution plus one.

(c)

Notwithstanding anything to the contrary in these Articles, in addition to any vote or consent required elsewhere in these Articles or any of the Company’s contractual obligations or any Applicable Law, no Group Company shall, and the Founders and the Founder HoldCos shall procure that no Group Company shall, directly or indirectly, take the following actions (other than any Exempted Actions) without the prior written approvals of (i) the holders of a majority of the voting power of the Preferred Shares (including Ordinary Shares issued upon conversion of Preferred Shares) (voting as a single class and on as-converted basis), and (ii) the holders of a majority of the voting power of the Ordinary Shares:

(i)

in any series of shares, decrease the share capital of any Group Company, or create or authorize the creation of, or issue or obligate itself to issue, securities or debts of any Group Company, in the amount of US$10,000,000 or above, other than adopting any share option or incentive plan or issuing any equity-based awards thereunder in accordance with Article 19(c)(xxi) and Article 19(d)(i);

(ii)	take any action that authorizes, creates or issues any shares of any class of shares having preferences superior to or on a parity with the preferences of any Preferred Shares then outstanding;

(iii)	increase or decrease the size of the Board;

(iv)	engage in any transaction with a Related Party with an aggregate value in excess of US$1,000,000 in a financial year;

(v)

sell, transfer or dispose of assets (except for any sale, transfer or disposal of the assets of the Group Company in ordinary course of business (x) consistent with past practices or (y) in connection with factoring business) with an accumulated aggregate value in excess of US$10,000,000 in a financial year;

(vi)	make any capital expenditure in excess of US$10,000,000 higher than the amount therefor included in the annual or quarterly budget approved by the Board;

(vii)	engage in any transaction of merger or acquisition with a value in excess of US$10,000,000;

(viii)

provide any guarantee for the benefit of a third party, other than guarantees provided to secure any loans, debt securities or borrowings permitted or approved under Article 19(c)(ix) and guarantees permitted or approved under Article 19(d)(viii);

(ix)

incur any loans or issue any debt securities or make any borrowings in a single transaction or a series of transactions relating to the same subject matter in excess of US$2,000,000 higher than the amount therefor included in the annual or quarterly budget approved by the Board;

(x)	cease to conduct or carry on any material business of the Group Companies substantially as now conducted, or materially change its business;

(xi)	declare or make any distribution of profits amongst the shareholders by way of dividend in cash or specie (interim and final), capitalization of reserves or otherwise;

(xii)

adopt accounting standards other than the Applicable Accounting Standards, or materially amend the accounting policies previously adopted or change the financial year of any Group Company, except as required by auditors, Applicable Laws or accounting standards;

(xiii)	appoint or change to a non-Big Four auditor for any Group Company, which auditor shall in any event be an internationally reputable accounting firm;

(xiv)	sell, transfer, license, charge, encumber or otherwise dispose of any material trademarks, material patents or other material intellectual property owned by any Group Company;

(xv)

pass any resolution or take any action for the winding up, termination or similar insolvency or bankruptcy proceedings of any Group Company or undertake any merger, reconstruction or liquidation exercise or make any composition or arrangement with creditors concerning any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer;

(xvi)	dispose of or dilute the Company’s interest, directly or indirectly, in any other Group Company;

(xvii)	approve any transfer of shares in any Group Company other than the Company, except any transfer of shares contemplated by the Transaction Documents or the Strategic Transaction Documents;

(xviii)	subject to the first sentence of Article 101, appoint, remove or replace the CEO and/or the chief financial officer of the Company;

(xix)	amend, supplement or terminate the Restated Controlling Documents in any way (other than to correct any clerical errors);

(xx)	the consummation of an initial public offering that is not a Qualified Public Offering; or

(xxi)

increase the number of shares reserved or otherwise issuable under the share option or incentive plan of the Group Company, if the aggregate increase during any fiscal year (a) would be greater than 6% of the excess of (x) the number of shares already issued, reserved for issuance or otherwise issuable under such share option or incentive plan of any Group Company as of the beginning of such fiscal year over (y) 90,578,447, or (b) would cause the excess of (x) the cumulative number of shares already issued, reserved for issuance or otherwise issuable under all share option and incentive plans of the Group Companies, over (y) 90,578,447 to exceed 10% of the fully-diluted share capital of the Company.

Where any act listed in clauses (i) through (xxi) above requires the approval of the Members by ordinary or special resolutions in accordance with the Statute, and if the Members vote in favor of such act but the approval of the holders of at least a majority of the voting power of the Preferred Shares (including Ordinary Shares issued upon conversion of Preferred Shares) (voting as a single class and on as-converted basis) and the approval of the holders of at least a majority of the voting power of the Ordinary Shares have not yet been obtained, then the holders of the then outstanding Ordinary Shares or Preferred Shares, as applicable, voting against the resolution shall have the same number of votes as those holders of Ordinary Shares or Preferred Shares, as applicable, who vote in favor of such resolution plus one.

(d)

Notwithstanding anything to the contrary in these Articles, no Group Company shall, and the Founders and the Founder HoldCos shall procure that no Group Company shall, directly or indirectly, take the following actions (other than any Exempted Actions and any actions provided for in the Group Companies’ annual budget, including any capital expenditure plan) without the affirmative vote of at least a majority of the Directors then in office in a resolution duly adopted by the Board; provided however, that the Chairman shall be entitled to exercise his additional vote pursuant to Article 67(ii) if there are six (6) affirmative votes in respect of such matter (including the Chairman’s vote but not counting his additional vote) and such matter shall be deemed duly approved under this Article 19(d):

(i)

except pursuant to a resolution of the compensation committee of the Board established by the Company, alter the terms of any bonus or profit sharing scheme or any employee share option plan or share participation schemes, increase the number of shares reserved or otherwise issuable under any share option or incentive plan of any Group Company, or issue any equity-based awards to any individual;

(ii)	approve the Group Companies’ annual budget including any capital expenditure plan;

(iii)

establish any new direct or indirect Subsidiary of any Group Company or any Subsidiary or affiliated company of any Group Company, merge or consolidate with another entity or enter into any partnership, profit sharing agreement or joint venture or acquire any material stock or assets of another entity, other than in connection with an internal restructuring approved by the Board;

(iv)

acquire any business, share capital or other securities or assets of any entity, or incur any commitment to acquire any business, share capital or other securities or assets of any entity, in each case, in excess of US$2,000,000 (or its equivalent in other currency or currencies) at any time in respect of any single transaction or a series of related transactions;

(v)	borrow any money or obtain any debt facilities in excess of US$1,000,000, except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(vi)

create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the capital, undertaking, property, assets or rights of any Group Company, except for the purpose of securing borrowings or debt facilities from banks or other financial institutions permitted or approved pursuant to Article 19(d)(v);

(vii)

approve or make adjustments or modifications to terms of transactions involving the interest of (x) any Group Company, on the one hand, and (y) any director, shareholder or officer of any Group Company or any of their respective Affiliates, on the other hand, with a value in excess of US$1,000,000, including but not limited to the entry into any agreement to which two or more Group Companies are parties, the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director, shareholder or officer of any Group Company;

(viii)

approve the making of any loan or advance or give any credit or any financial assistance by any Group Company to any third party in excess of US$2,000,000 (or its equivalent in other currency or currencies), or provide any guarantee by any Group Company for the benefit of any third party in excess of US$2,000,000, other than guarantees permitted to secure any borrowings or debt facilities permitted or approved pursuant to Article 19(d)(v) and other than any loans, advances, credit or financial assistance given to, or guarantee, for the benefit of, merchants and/or customers on the Group Companies’ e-commerce platform in the ordinary course of business and in compliance with the Group Companies’ risk management policies and practices and all Applicable Laws;

(ix)	sign any operating lease or real estate rental with annual rental commitment in excess of US$500,000 (or its equivalent in other currency or currencies);

(x)	make capital expenditures of any item in excess of US$2,000,000 in any single transaction or a series of related transactions in any financial year of any Group Company;

(xi)

sell, transfer or dispose of assets (except for those sale, transfer or disposal of the assets of the Group Company in ordinary course of business consistent with past practices) with an accumulated aggregate value in excess of US$2,000,000 in a financial year; or

(xii)

subject to the first sentence of Article 101, appoint, remove or settle the terms of appointment of any Group Company’s managing director, president, chairman, chief executive officer, chief operating officer, or chief financial officer or any other employee, in each case, with a total annual compensation of US$150,000 or more (or its equivalent in other currency or currencies).

(e)

Notwithstanding anything to the contrary contained herein, no votes, approvals, or consents of the Board or any Members, other than approval of a majority of the Board, shall be required for the Company to consummate, and take the necessary steps to consummate, a Qualified Public Offering.

(f)	Article 19 shall automatically terminate upon the consummation of a Qualified Public Offering.

NON-RECOGNITION OF TRUSTS

20.

No Person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

21.

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other amounts payable in respect of that share.

22.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) days after a notice in writing has been given to the registered holder or holders for the time being of the shares, or the Person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

23.

To give effect to any such sale, the Directors may authorize any Person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

24.

The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the Person entitled to the shares at the date of the sale.

CALL ON SHARES

25. (a)

Subject to the terms of the allotment, the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments. A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26.

If a call remains unpaid after it has become due and payable, the Person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest either wholly or in part.

27.

An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call, and if it is not paid, all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

28.	The Directors may issue shares with different terms as to the amount and times of payment of calls or interest to be paid.

29. (a)

The Directors may, if they think fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

(b)

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

30. (a)

If a call remains unpaid after it has become due and payable the Directors may give to the Person from whom it is due not less than fourteen (14) days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

(b)

If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited share and not paid before the forfeiture.

31.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

32.

A Person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

33.

A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all Persons claiming to be entitled to the share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the share and the Person to whom the share is sold or disposed of shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

34.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

35.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only Persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other Persons.

36. (a)

Any Person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make some Person nominated by him as the transferee, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the Person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

37.

A Person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

38. (a)	Subject to the provisions of the Statute and these Articles (in particular,Article 19), the Company may by Ordinary Resolution:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum or these Articles or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person; and

(v)	perform any action not required to be performed by Special Resolution.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)

Subject to the provisions of the Statute and these Articles (in particular, with respect to the variation of rights attached to a specific class or series of shares of the Company), the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to these Articles;

(iii)	alter or add to the Memorandum or these Articles with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

40.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

42. (a)	All general meetings other than annual general meetings shall be called extraordinary general meetings.

(b)

Subject to paragraph (d) hereof, if so determined by the Directors, the Company shall hold its annual general meetings and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(c)	At these meetings the report of the Directors (if any) shall be presented.

(d)	Unless required by the Statute, the Company may but shall not be obliged to hold an annual general meeting.

43. (a)

The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the then outstanding Ordinary Shares (calculated on an as-converted basis) as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

44.

At least seven (7) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this Article 44 has been given and whether or not the provisions of the Article regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)

in the case of any other general meeting by (i) approval of holders of a majority in voting power of the then outstanding Ordinary Shares, (ii) the approval of holders of a majority in voting power of the then outstanding Series A Preferred Shares, (iii) the approval of holders of a majority in voting power of the then outstanding Series B Preferred Shares and (iv) the approval of holders of a majority in voting power of the then outstanding Series C Preferred Shares.

45.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

46. (a)

No business shall be transacted at any general meeting unless a quorum of Members is present; the holders of at least a majority in voting power of the outstanding share capital of the Company (calculated on an as-converted basis), including (i) the holders of at least a majority in voting power of the outstanding Ordinary Shares, (ii) the holders of at least a majority of the outstanding Series A Preferred Shares, (iii) the holders of at least a majority of the outstanding Series B Preferred Shares and (iv) the holders of at least a majority of the outstanding Series C Preferred Shares shall constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in Person or by proxy.

(b)

A Person may participate at a general meeting by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in Person at that meeting.

47.

A Special Resolution in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

48.

An Ordinary Resolution in writing (in one or more counterparts) signed by the Members then entitled to receive notice of and attend and vote at general meetings evidencing in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting at which all shares entitled to vote thereon were present and voted (or, being companies, signed by their duly authorized representatives) shall be as valid and effective as if the same Ordinary Resolution had been passed at a general meeting of the Company duly called and held, and shall satisfy any requirement of these Articles for an Ordinary Resolution to be passed by the Company at any general meeting; provided that, in the event an Ordinary Resolution in writing passed in the manner set forth above is to be signed by less than all of the Members then entitled to receive notice of and attend and vote at general meetings, the Company shall first give notice of the proposed Ordinary Resolution in writing to all Members who would have been entitled to receive notice of and attend and vote at a general meeting held for the purposes of considering such resolution.

49.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place. If within half an hour from the time appointed for such adjourned meeting a quorum is not present, the meeting shall be adjourned again to the same day in the following week at the same time and place. If at the second adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum, provided, however, that no matters set forth in Article 19(c) may be approved at such second adjourned meeting unless the holders of a majority of the voting power of the Preferred Shares (including Ordinary Shares issued upon conversion of Preferred Shares) and the holders of a majority of the voting power of the Ordinary Shares are present at such meeting.

50.

The Chairman, if any, shall preside as chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

51.

If at any general meeting no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

52.

The chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

53.

At any general meeting a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by the Statute or these Articles (including but not limited to Article 19), such requisite majority shall be a simple majority of votes cast.

54.	In the case of an equality of votes, the chairman of the general meeting shall not be entitled to a second or casting vote.

VOTES OF MEMBERS

55.

Except as otherwise required by law or as set forth herein, (i) the holder of any Ordinary Shares issued and outstanding shall have one (1) vote for each Ordinary Share held by such holder, except that the holder of any Class C Ordinary Shares issued and outstanding shall have thirty (30) votes for each Class C Ordinary Share held by such holder, and (ii) the holder of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and as a class except (i) for matters that require a separate vote of a class or series of shares in accordance with these Articles and (ii) as required by Applicable Law. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles.

56.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

57.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, by his committee, receiver, curator bonis, or other Person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other Persons may vote by proxy.

58.

No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of shares unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

59.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the general meeting whose decision shall be final and conclusive.

60.	Votes may be given either personally or by proxy.

PROXIES

61.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

62.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

63.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

64.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

65.

Any corporation or other non-natural Person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

66.

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

67.	The Board shall consist of twelve (12) persons (exclusive of alternate Directors), with the composition determined as follows:

(i)

Each of TBP, Qiming, BAI, Hillhouse, Pingan and Tencent shall be entitled to appoint and remove one (1) Director (the “Preferred Directors” and each a “Preferred Director”), provided, however, that in the event that any of the foregoing enumerated Persons ceases to hold, together with its Affiliates, at least six percent (6%) of the Company’s outstanding share capital (on an as-converted and fully-diluted basis), (x) such Person shall cease to be entitled to the right to appoint and remove any Preferred Director pursuant to this Article 67(i), (y) the Company shall have the right to immediately remove from the Board the Preferred Director previously appointed by such Person, and (z) the Members and the Company shall consult with each other in good faith on whether and how to fill such vacancy.

(ii)

The holders of a majority in voting power of (i) the outstanding Ordinary Shares (excluding any Class B Ordinary Shares and any Ordinary Shares issued upon the conversion of any Preferred Shares) and (ii) the outstanding Preferred Shares (and Ordinary Shares issued upon the conversion of any Preferred Shares), but excluding the Preferred Shares (and Ordinary Shares issued upon the conversion of any Preferred Shares) held by any of TBP, Qiming, BAI, Hillhouse, Pingan and Tencent (and their respective Affiliates for so long as such Person is entitled to the right to appoint and remove any Preferred Director pursuant to Article 67(i) ((i) and (ii) voting together as a separate and single class on an as-converted basis) shall have the right to appoint and remove six (6) directors to the Board (the “Ordinary Directors” and each an “Ordinary Director”). Mr. Chen shall be among the initial Ordinary Directors, and shall, so long as he is an Ordinary Director, serve as the chairman of the Board (the “Chairman”) until and unless a majority of the Ordinary Directors determine otherwise. The Chairman shall have an additional, tie-breaking vote on any matter if the number of affirmative votes in respect of such matter (not counting such additional, tie-breaking vote of Chairman) is equal to one-half (1/2) of the number of Directors attending and voting in the meeting either in person or by proxy.

(iii)	The rights and obligations set forth in this Article 67 shall terminate upon the consummation of a Qualified Public Offering.

REMUNERATION OF DIRECTORS

68.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

69.

Subject to Article 19, the Directors may award special remuneration to any Director for any service other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTERESTS

70.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors, subject to Article 19, may determine.

71.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

72.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

73.

No Person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

73A.

In the event that a Director of the Company who is also a partner, member, officer, director or employee of an entity that is a holder or beneficial owner of the Preferred Shares and is in the business of investing and reinvesting in other entities (or a management company or other Affiliate of such holder) (each a “Fund”), acquires knowledge of a potential transaction or matter in such Director’s capacity as a partner or employee of the Fund and that may be a corporate opportunity for both the Company and such Fund, the Company to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company or any of its Affiliates, provided that such Director shall be obligated to use the corporate opportunity only for the benefit of the Company if such corporate opportunity is offered to or learnt by such Director in his or her capacity as a Director of the Company.

74.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

NO MINIMUM SHAREHOLDING

75.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

ALTERNATE DIRECTORS

76.

Any Director (other than an alternate Director) may by writing appoint any other Director, or any other Person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence. An alternate Director shall cease to be alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

POWERS AND DUTIES OF DIRECTORS

77.

Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

78.

Subject to Article 19, all checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

79.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

80.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

81.

Subject to Article 19, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

With respect to Articles 82-87, subject in each case to Article 19:

82.

The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

83.

The Directors may by power of attorney or otherwise appoint any Person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

84.

Subject to Article 19, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

85.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

86.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

87.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Persons to be members of such committees or local boards or any managers or agents. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

PROCEEDINGS OF DIRECTORS

88.

The quorum necessary for the transaction of the business of the Directors shall be at least a majority of the Ordinary Directors then in office and at least a majority of the Preferred Directors then in office. An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place. If within half an hour from the time appointed for such adjourned meeting a quorum is not present, the meeting shall be adjourned again to the same day in the following week at the same time and place. If at the second adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Directors present shall be a quorum, provided, however, that no matters set forth in Article 19(d) may be approved at such second adjourned meeting unless at least half of the Directors then in office (or, if the Chairman is not present at such second adjourned meeting, at least a majority of the Directors then in office) are present at such meeting.

89.

Except as otherwise provided by these Articles, the Directors may regulate their meetings as they think fit. Subject to Article 19, questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

90.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director and alternate Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

91.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

92.

The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

93.

All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

94.

Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman of the meeting is at the start of the meeting.

95.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of Directors, as the case may be, duly convened and held.

96.

A Director, but not an alternate Director, may be represented at any meetings of the Board by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 61-64 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

97.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)

if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three (3) consecutive meetings of the Board without special leave of absence from the Directors, and the Board passes a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind; or

(e)

if he is removed by a shareholder vote by the holder(s) of shares or of the class or series of shares (as applicable) that originally appointed him and has the right to remove him, as set forth in Article 67.

APPOINTMENT AND REMOVAL OF DIRECTORS

98.	The Directors of the Company may only be appointed and removed as provided in Article 67.

PRESUMPTION OF ASSENT

99.

A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the Person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

100. (a)

The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors, in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

Subject to Article 19, a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

101.

Mr. Chen shall be appointed as the CEO as of the date on which these Articles are adopted, and shall be entitled to serve as the CEO until his voluntary resignation or removal by the Board as such pursuant to Article 19(d)(xii). Subject to the foregoing sentence and Article 19, the Directors may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

102. (a)

Subject to the Statute and Article 19, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 102.

(b)

The Series C Preferred Shares shall be entitled to receive non-cumulative dividends at such rate to be determined by the Board and no less than the dividend rate of the Series B Preferred Shares, Series A Preferred Shares and Ordinary Shares, and shall rank as to dividends pari passu among themselves and prior and in preference to Series B Preferred Shares, Series A Preferred Shares and Ordinary Shares.

(c)

The Series B Preferred Shares shall be entitled to receive non-cumulative dividends at such rate to be determined by the Board and no less than the dividend rate of the Series A Preferred Shares and Ordinary Shares, and shall rank as to dividends pari passu among themselves and prior and in preference to Series A Preferred Shares and Ordinary Shares.

(d)

The Series A Preferred Shares shall be entitled to receive non-cumulative dividends at such rate to be determined by the Board and no less than the dividend rate of the Ordinary Shares, and shall rank as to dividends pari passu among themselves and prior and in preference to Ordinary Shares.

(e)

In the event the Company shall declare a distribution other than in cash (except for a distribution described in Article 18 or Article 125), the holders of Preferred Shares shall be entitled to a proportionate share of any such distribution as though the holders of Preferred Shares were holders of the number of Ordinary Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

103.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

104.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

105.

Subject to the special rights of certain class or classes or series of shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

106.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

107.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

108.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

109.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

110.

The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

111.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

112.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorized by the Directors or by the Company in general meeting.

113.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

114.

Subject to Article 19, the Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

115.

The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

116.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

117.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

118.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, shall be sent by airmail.

119. (a)

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

(b)

Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

(c)

Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

120.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

121.

A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

122.

Notice of every general meeting shall be given in any manner hereinbefore authorized to every Person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

123.

Whenever any notice is required by law or these Articles to be given to any Director, member of a committee or Member, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

124.

Subject to these Articles, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

125.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, distributions to the Members of the Company shall be made in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by law):

(a)

For purposes of these Articles, the “Liquidation Preference Amount” of a Preferred Share (or, where applicable, an Ordinary Share) shall mean an amount equal to IP × (1.08)N, where IP is the Original Issue Price of such Share and N is the number of calendar days that have elapsed since the Original Issue Date of such Share divided by three hundred and sixty (360) days plus all declared but unpaid dividends on such Share.

(b)

Prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series B Preferred Shares, Series A Preferred Shares and Ordinary Shares by reason of their ownership of such shares, a holder of Series C Preferred Shares shall be entitled to receive, in respect of each Series C Preferred Share held by it and on a pari passu basis with any other Series C Preferred Shares, the Liquidation Preference Amount of such Series C Preferred Share. If upon the occurrence of a liquidation, dissolution or winding up of the Company the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount for all Series C Preferred Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the Liquidation Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 125(b). Notwithstanding the foregoing, the entitlement of any holder of Series C Preferred Shares to receive the Liquidation Preference Amount of its Series C Preferred Shares may be waived by the written consent of such holder, in which case all Series C Preferred Shares held by such holder will participate in the distribution to the Junior Ordinary Shares on an as-converted basis in lieu of receiving the Liquidation Preference Amount of such Series C Preferred Shares. If any holder of Series C Preferred Shares shall not have, within five (5) Business Days of the Company’s request, confirmed to the Company in writing that such holder elects to waive its right to receive the Liquidation Preference Amount in respect of all of its Series C Preferred Shares, such holder shall be deemed to have irrevocably elected to receive the Liquidation Preference Amount for all of its Series C Preferred Shares, and shall not participate in the distribution to the Junior Ordinary Shares.

(c)

After setting aside or paying in full the aggregate Liquidation Preference Amount of the Series C Preference Shares (other than any such Liquidation Preference Amount duly waived), prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series A Preferred Shares and Ordinary Shares by reason of their ownership of such shares, a holder of Series B Preferred Shares shall be entitled to receive, in respect of each Series B Preferred Share held by it and on a pari passu basis with any other Series B Preferred Shares, the Liquidation Preference Amount of such Series B Preferred Share. If upon the occurrence of a liquidation, dissolution or winding up of the Company the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount for all Series B Preferred Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Shares in proportion to the Liquidation Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 125(c). Notwithstanding the foregoing, the entitlement of any holder of Series B Preferred Shares to receive the Liquidation Preference Amount of its Series B Preferred Shares may be waived by the written consent of such holder, in which case all Series B Preferred Shares held by such holder will participate in the distribution to the Junior Ordinary Shares on an as-converted basis in lieu of receiving the Liquidation Preference Amount of such Series B Preferred Shares. If any holder of Series B Preferred Shares shall not have, within five (5) Business Days of the Company’s request, confirmed to the Company in writing that such holder elects to waive its right to receive the Liquidation Preference Amount in respect of all of its Series B Preferred Shares, such holder shall be deemed to have irrevocably elected to receive the Liquidation Preference Amount for all of its Series B Preferred Shares, and shall not participate in the distribution to the Junior Ordinary Shares.

(d)

After setting aside or paying in full the aggregate Liquidation Preference Amount of the Series C Preference Shares and the Series B Preferred Shares (other than any such Liquidation Preference Amount duly waived), prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares by reason of their ownership of such shares, a holder of Series A Preferred Shares shall be entitled to receive, in respect of each Series A Preferred Share held by it and on a pari passu basis with any other Series A Preferred Shares, the Liquidation Preference Amount of such Series A Preferred Share. If upon the occurrence of a liquidation, dissolution or winding up of the Company the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount for all Series A Preferred Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the Liquidation Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 125(d). Notwithstanding the foregoing, the entitlement of any holder of Series A Preferred Shares to receive the Liquidation Preference Amount of its Series A Preferred Shares may be waived by the written consent of such holder, in which case all Series A Preferred Shares held by such holder will participate in the distribution to the Junior Ordinary Shares on an as-converted basis in lieu of receiving the Liquidation Preference Amount of such Series A Preferred Shares. If any holder of Series A Preferred Shares shall not have, within five (5) Business Days of the Company’s request, confirmed to the Company in writing that such holder elects to waive its right to receive the Liquidation Preference Amount in respect of all of its Series A Preferred Shares, such holder shall be deemed to have irrevocably elected to receive the Liquidation Preference Amount for all of its Series A Preferred Shares, and shall not participate in the distribution to the Junior Ordinary Shares.

(e)

After setting aside or paying in full the aggregate Liquidation Preference Amount of the Series C Preference Shares, the Series B Preferred Shares and the Series A Preferred Shares (other than any such Liquidation Preference Amount duly waived), prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Junior Ordinary Shares by reason of their ownership of such shares, a holder of Class B Ordinary Shares shall be entitled to receive, in respect of each Class B Ordinary Share held by it and on a pari passu basis with any other Class B Ordinary Shares, the Liquidation Preference Amount of such Class B Ordinary Share. If upon the occurrence of a liquidation, dissolution or winding up of the Company the assets and funds thus distributed among the holders of the Class B Ordinary Shares shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount for all Class B Ordinary Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Class B Ordinary Shares in proportion to the Liquidation Preference Amount each such holder is otherwise entitled to receive pursuant to this Article 125(e). Notwithstanding the foregoing, the entitlement of any holder of Class B Ordinary Shares to receive the Liquidation Preference Amount of its Class B Ordinary Shares may be waived by the written consent of such holder, in which case all Class B Ordinary Shares held by such holder will participate in the distribution to the Junior Ordinary Shares on an as-converted basis in lieu of receiving the Liquidation Preference Amount of such Class B Ordinary Shares. If any holder of Class B Ordinary Shares shall not have, within five (5) Business Days of the Company’s request, confirmed to the Company in writing that such holder elects to waive its right to receive the Liquidation Preference Amount in respect of all of its Class B Preference Ordinary Shares, such holder shall be deemed to have irrevocably elected to receive the Liquidation Preference Amount for all of its Class B Ordinary Shares, and shall not participate in the distribution to the Junior Ordinary Shares.

(f)

After setting aside or paying in full the aggregate Liquidation Preference Amount of the Series C Preference Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Class B Ordinary Shares (other than any such Liquidation Preference Amount duly waived), the remaining assets of the Company available for distribution to Members, if any, shall be distributed to the holders of the Junior Ordinary Shares (and any other Shares the Liquidation Preference Amount of which has been duly waived) pro rata based on the number of shares of Junior Ordinary Shares (and any other Shares the Liquidation Preference Amount of which has been duly waived, on an as-converted basis) held by each such holder.

(g)

For the purpose of this Article 125, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include any of the following (each, a “Deemed Liquidation Event”) and any proceeds resulting to the Company or Members therefrom shall be distributed in accordance with the terms of Article 125(a) to 125(f) above: (i) a sale, conveyance or disposition of all or substantially all of the assets of the Company and/or any of the subsidiaries which it has requisite Controls, whether through equity ownership or contractual arrangements, in the aggregate, (ii) an exclusive licensing of all or substantially all of the intellectual property of the Company itself and/or any of the subsidiaries which it has requisite Controls, whether through equity ownership or contractual arrangements, in the aggregate, to any third party, and (iii) a Trade Sale.

(h)

Notwithstanding any other provision of this Article 125, and subject to any other applicable provisions of these Articles, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares or Preferred Shares of the Company issued to or held by employees or officers of the Company or its subsidiaries upon termination of their employment or services pursuant to any agreement approved by the Directors and providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared and funds set aside therefor and such repurchases shall not be subject to the Liquidation Preference Amount.

(i)

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and Ordinary Shares shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in subsections (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The holders of at least a majority of the outstanding Preferred Shares shall have the right to challenge any determination by the Directors of fair market value pursuant to this Article 125, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Directors and the challenging parties, the cost of such appraisal to be borne by the Company.

126.

In the event that the Company shall propose at any time to consummate a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, then, in connection with each such event, subject to any necessary approval required in the Statute and these Articles, the Company shall send to the holders of Preferred Shares at least twenty (20) days prior written notice of the date when the same shall take place.

INDEMNITY

127.

Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

128.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on March 31 in each year and shall begin on April 1 in each year.

TRANSFER BY WAY OF CONTINUATION

129.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

CONVERSION MECHANISM AMONG ORDINARY SHARES

130.

No Ordinary Share may be converted into Class C Ordinary Shares, except that any Ordinary Shares beneficially owned by Mr. Chen (if not already Class C Ordinary Shares) shall be automatically converted into Class C Ordinary Shares on a 1:1 basis upon commencement of such beneficial ownership.

131.	No Ordinary Share may be converted into Class B Ordinary Shares. Class B-1 Ordinary Shares, Class B-2 Ordinary Shares and Class B-3 Ordinary Shares are not convertible into each other.

132.

If any Class C Ordinary Share ceases to be beneficially owned by Mr. Chen, such Class C Ordinary Shares shall be automatically converted into Class A Ordinary Shares on a 1:1 basis upon such cessation of beneficial ownership. Any Class C Ordinary Shares may be converted into Class A Ordinary Shares on a 1:1 basis at the option of the holder thereof. Any Class B Ordinary Shares may be converted into Class A Ordinary Shares on a 1:1 basis at the option of the holder thereof. Upon the earlier of (A) Mr. Chen ceasing to serve as the CEO, and (B) the occurrence of a Relevant Material Breach Trigger, all of the Class C Ordinary Shares beneficially owned by Mr. Chen shall automatically be converted into Class A Ordinary Shares on a 1:1 basis. “Relevant Material Breach Trigger” means Mr. Chen has (i) materially breached Section 11.3 or Section 11.4 of the Shareholders Agreement at any time prior to a Qualified Public Offering (as determined by a final, non-appealable arbitration award in an arbitration proceeding brought by Preferred Holders collectively holding at least 30% of the issued and outstanding Preferred Shares in accordance with Section 12.12 of the Shareholders Agreement in respect of such material breach); and (ii) failed to, within ninety (90) days after such arbitration award, remedy such material breach to the reasonable satisfaction of the Preferred Holders who brought the arbitration proceeding contemplated by sub-clause (i).

133.

For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Directors of the Company may effect the foregoing conversions among Ordinary Shares in any manner available under Applicable Law, including redeeming or repurchasing the relevant Ordinary Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

GENERAL TRANSFER RESTRICTIONS

134.

None of the Founders, the Founder HoldCos and/or their Permitted Transferees shall, without the Relevant Majority Approval, directly or indirectly, sell, assign, transfer, exchange, pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions (“Transfer”) any Equity Securities or any securities in any Group Company beneficially owned by him. Without prejudice to the foregoing sentence, any direct or indirect Transfer of Equity Securities or any securities in any Group Company beneficially owned by a Founder, any Founder HoldCo and/or their Permitted Transferees shall also comply with the right of first refusal procedures set forth in Articles 147 and 148 and the co-sale procedures set forth in Article 150 (and, in such case, the Selling Shareholder for purpose of Articles 147 and 148 shall be the applicable Founder HoldCo and the ROFR Holders for purpose of Articles 147 and 148 shall be the Preferred Holders).

135.

Mr. Xu shall not, without the prior written consent of Mr. Chen, directly or indirectly, Transfer any Equity Securities beneficially owned by him if such Transfer would cause the transferee (together with any Affiliates of such transferee) to beneficially own more than three percent (3%) of the share capital of the Company (on an as-converted and fully-diluted basis). Without prejudice to the foregoing sentence, any direct or indirect Transfer of Equity Securities beneficially owned by Mr. Xu shall also comply with the right of first refusal procedures set forth in Articles 147 and 148 (and, in such case, the Selling Shareholder for purpose of Articles 147 and 148 shall be the Xu HoldCo and the ROFR Holder for purpose of Articles 147 and 148 shall be the Company). For the avoidance of doubt, any Equity Securities beneficially owned by Mr. Xu and (i) pledged in favor of Tencent or any of its Affiliate in connection with the HIGO Loans or (ii) transferred to Tencent or the Company pursuant to the Series C-2 Subscription Agreement to satisfy his indemnification or contribution obligations thereunder shall not be subject to restrictions in this Article 135 and Articles 147 and 148.

136.

Any direct or indirect Transfer of Equity Securities by a TSJ Shareholder shall comply with the right of first refusal procedures set forth in Articles 147 and 148 (and, in such case, the Selling Shareholder for purpose of Articles 147 and 148 shall be such TSJ Shareholder and the ROFR Holders for purpose of Articles 147 and 148 shall be the Founder HoldCos).

137.

Notwithstanding anything to the contrary contained herein, the restrictions on Transfer set forth in Articles 134, 135, 136, 147, 148 and 150 shall not apply to any Transfer of Equity Securities (a) to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship with its employee or a service provider; (b) to the lineal descendant or antecedent, brother or sister, adopted child or adopted grandchild, spouse or ex-spouse of the transferor, to trusts for the benefit of such persons or the holder himself or herself, or to such persons or entities for bona fide tax or estate planning purposes; and (c) if the transferor is not a Founder or an Affiliate of a Founder, to an Affiliate of such transferor, and if the transferor is a Founder or an Affiliate of a Founder, to a wholly-owned Subsidiary of such Founder (each transferee pursuant to the foregoing subsections (a) to (c), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Company and Preferred Holders and Article 144 is complied with; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereof.

138.

No Member shall, without the prior written consent of the Board, directly or indirectly, Transfer any Equity Securities held by such Member to any Company Competitor. Notwithstanding the foregoing, if any Member has validly exercised its right to have its Preferred Shares redeemed by the Company pursuant to the applicable provisions of the Memorandum and Articles but the Company shall have failed to complete such redemption within 180 days thereafter, the transfer restriction under this Article 138 shall cease to apply to such Member upon the expiration of such 180-day period.

139.

For so long as Tencent and its Affiliates collectively hold Preferred Shares (or Ordinary Shares issued upon conversion of Preferred Shares) constituting not less than one-half (1/2) (determined on an as-converted basis) of the Preferred Shares held by it as of the date hereof, without the specific prior written consent of Tencent (in its sole and absolute discretion), none of the Members shall and the Members shall cause their respective Affiliates not to, directly or indirectly, enter into any agreement for, or consummate, any Covered Transaction with a Tencent Competitor. For purpose of this Article 139, “Covered Transaction” means (i) any issuance or Transfer of equity or debt securities (including any securities convertible into, exercisable for or exchangeable for such equity securities) of any Group Company, other than, (A) following a Qualified Public Offering and solely with respect to Parties that are shareholders of the Company, the sale of equity or debt securities of the Company pursuant to brokers’ transactions (as defined in Rule 144(g) promulgated under the Securities Act) and (B) in or following a Qualified Public Offering, any issuance or sale of equity or debt securities of the Company by the Company or any shareholder of the Company pursuant to a registration statement or an exemption from registration that in each case does not involve solicitations specifically directed at any Tencent Competitor or agreements with any Tencent Competitor (or a person acting on behalf of any Tencent Competitor), provided, however, that with respect to any public offering involving one or more investment banks acting as underwriters, initial purchasers or other similar roles, solicitations specifically directed at any Tencent Competitor shall be deemed not to be involved so long as the Company and any selling shareholders have instructed such investment bank(s) in writing not to solicit or sell securities of the Company to any entity specifically named in the definition of “Tencent Competitor” or any persons readily known by such investment bank(s) to be a Tencent Competitor, or (ii) any Trade Sale (provided that for purposes of this Article 139, the exception in clause (i) in the definition of Trade Sale shall not apply). For the avoidance of doubt, none of the Company and the Members that has issued or Transferred securities of the Company to a buyer in compliance with this Article 139 shall be deemed to be in breach of this Article 139 solely because the buyer subsequently Transfers those securities to a Tencent Competitor, unless the Company or the Member (as applicable) knew at the time of its issuance or Transfer of such securities that any Transfer by the buyer to a Tencent Competitor was specifically intended.

140.

Except as specifically contemplated herein, in the other Transaction Documents, in the Strategic Transaction Documents (in particular, the Restated Controlling Documents), each of the Founders and the Additional Individual Parties shall not, and shall not cause or permit any other Person to, directly or indirectly, Transfer any equity interest held or Controlled by him in the Operating Companies to any Person other than in accordance with the terms of the Restated Controlling Documents or otherwise with the Relevant Majority Approval. Any Transfer or issuance in violation of this Article 140 shall be void and no Operating Company shall effect such Transfer or issuance nor will it treat any alleged recipient as the holder of such equity interest.

141.

The transfer restrictions set forth in these Articles shall not be capable of being avoided by the holding of Equity Securities indirectly through a company or other entity that can itself be sold or transferred in order to dispose of an interest in Equity Securities free of such restrictions. Any Transfer or other disposal of any direct or indirect shares (or other interest) in a holder of Equity Securities or of any company (or other entity) holding shares directly or indirectly in a holder of Equity Securities shall be treated as being a Transfer of the Equity Securities held by such holder of Equity Securities (as applicable), and the provisions set forth in Articles 134 to 145 shall thereupon apply in respect of the Equity Securities so held.

142.	Each certificate representing the Shares shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER

OF THE SECURITIES REPRESENTED BY THIS

CERTIFICATE IS SUBJECT TO CERTAIN

RESTRICTIONS ON TRANSFER SET FORTH IN A

SHAREHOLDERS AGREEMENT, A COPY OF WHICH

MAY BE OBTAINED UPON WRITTEN REQUEST TO

THE SECRETARY OF THE COMPANY.

The Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing such legend to enforce the provisions of the Shareholders Agreement. The legend shall be removed upon termination of the provisions set forth in Articles 134 to 145.

143.

Any Transfer of any Equity Securities held by any Member pursuant to these Articles shall be made in compliance with all Applicable Laws. Each Member shall notify the Company in writing reasonably in advance of any proposed tax filings with PRC tax government authority in respect of any Transfer of Equity Securities held by such Member, and shall consult reasonably with the Company and, if applicable, the Company’s tax advisor in respect of such proposed tax filings.

144.

If any Member transfers any Shares to any Person, such Member shall cause such transferee to execute a deed of accession substantially in the form attached to the Shareholders Agreement and become a party to, and to be bound by, the Shareholders Agreement and other Transaction Documents to which the transferring Member is a party, assuming all the rights and obligations of such transferring Member under the Shareholders Agreement and other Transaction Documents to which the transferring Member is a party with respect to the Shares to be transferred.

145.

Any attempt by a Member to Transfer any Equity Securities in violation of these Articles shall be void and the Company shall not effect such Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

146.	The transfer restrictions set forth in Articles 134 to 145 (other than Article 139) shall automatically terminate upon the consummation of a Qualified Public Offering.

RIGHT OF FIRST REFUSAL

147.

If any Person proposes to directly or indirectly Transfer any Equity Securities and such Transfer is subject to the provisions of this Article 147 pursuant to Articles 134, 135 or 136, as applicable (such Person, a “Selling Shareholder”), then the Selling Shareholder shall promptly give written notice of such proposed Transfer (the “Transfer Notice”) to each Person who has a right of first refusal with respect to such proposed Transfer pursuant to Articles 134, 135 or 136, as applicable (each, a “ROFR Holder”). The Transfer Notice shall describe in reasonable detail the proposed Transfer, including, without limitation, the number of Equity Securities to be sold or transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid and the material terms and conditions upon which the proposed Transfer is to be made, and the name and address of each prospective transferee.

148. (a)

Each ROFR Holder shall have the right to elect to purchase all or any part of its ROFR Pro Rata Share of the Offered Shares set out in the Transfer Notice, at the same price and subject to the same material terms and conditions as described in the Transfer Notice, exercisable by notifying the Selling Shareholder and the Company in writing within thirty (30) days (or, if the Selling Shareholder is the Xu HoldCo, ten (10) Business Days) after receipt of the Transfer Notice (the “First Refusal Period”) as to the number of such Offered Shares that it wishes to purchase. For purpose of this Article 148, the “ROFR Pro Rata Share” of the Offered Shares of a ROFR Holder shall be equal to the product obtained by multiplying (i) the aggregate number of the Offered Shares by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such ROFR Holder at the time of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all ROFR Holders at the time of the Transfer Notice, provided, however, that where the Selling Shareholder is a Founder, any Ordinary Share that is not converted from a Preferred Share shall be disregarded in the calculation of both the numerator and the denominator referred to in sub-section (ii). A ROFR Holder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all of its ROFR Pro Rata Share of the Offered Shares in accordance with this Article 148(a).

(b)

To the extent that there is more than one ROFR Holder and any ROFR Holder does not exercise its right of first refusal to the full extent of its ROFR Pro Rata Share of the Offered Shares, the Selling Shareholder shall deliver a written notice (the “Second Notice”) within five (5) days after the expiration of the First Refusal Period to each ROFR Holder that elected to purchase its entire ROFR Pro Rata Share of the Offered Shares (an “Exercising ROFR Holder”). The Exercising ROFR Holders shall have a right of re-allotment, and may exercise such additional right to purchase such unpurchased Offered Shares by notifying the Selling Shareholder and the Company in writing within ten (10) days after receipt of the Second Notice (the “Re-allotment Period”) of the number of such unpurchased Offered Shares that it proposes to purchase (the “Re-allotment Share Number”); provided, however, that if the Exercising ROFR Holders desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then the number of such unpurchased Offered Shares allocated to each such Exercising ROFR Holder shall be the lesser of (x) the Re-allotment Share Number and (y) such Exercising ROFR Holder’s ROFR Pro Rata Share of the number of such unpurchased Offered Shares.

(c)

Within ten (10) days after expiration of the First Refusal Period or, in the event that any ROFR Holder has exercised its right of first refusal as to part but not all of the Offered Shares, the Re-allotment Period, the Selling Shareholder will give written notice (the “First Refusal Expiration Notice”) to each ROFR Holder specifying either (i) that all of the Offered Shares were subscribed by the ROFR Holders exercising their rights of first refusal or (ii) that the ROFR Holders have not subscribed for all of the Offered Shares, in which case the First Refusal Expiration Notice will, if applicable, specify the number of remaining Offered Shares (that were not so subscribed) for the purpose of the co-sale rights described in Article 150.

(d)

The purchase price for the Offered Shares to be purchased by ROFR Holders exercising its or their right of first refusal will be the price set forth in the Transfer Notice, and will be payable as set forth in Article 148(e). If the purchase price set forth in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the ROFR Holders and the Selling Shareholder, absent fraud or error.

(e)

Payment for the Offered Shares to be purchased by the ROFR Holders exercising its or their right of first refusal shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased at the place agreed by the relevant ROFR Holder and the Selling Shareholder or at the registered address of the MGJ OpCo absent such agreement and at the time of the scheduled closing therefor (on which date the Company shall deliver an updated register of members and issue a share certificate to such ROFR Holder reflecting the Offered Shares it has purchased).

(f)

If any ROFR Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date of closing of such sale to such ROFR Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except for the right to receive payment for such Offered Shares from such ROFR Holder in accordance with these Articles, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such ROFR Holder and provide the relevant duly signed instrument of transfer to such ROFR Holder. Notwithstanding the foregoing, if any ROFR Holder exercises its right of first refusal to purchase the Offered Shares, but the relevant share transfer is not consummated within sixty (60) days after the date of the Transfer Notice (due to the reasons attributable to such ROFR Holder) or if such ROFR Holder defaults on its payment obligation thereunder, such ROFR Holder shall be deemed to have waived its right of first refusal hereunder with respect to such Offered Shares (and such Offered Shares only).

(g)

If the Selling Shareholder is not a Founder HoldCo, to the extent the ROFR Holders do not elect to purchase all of the Offered Shares in accordance with Articles 147 and 148, then, the Selling Shareholder may, not later than ninety (90) days following delivery of the Transfer Notice (as may be extended in order to obtain required regulatory approvals), conclude a transfer of the remaining Offered Shares covered by the Transfer Notice and not elected to be purchased by the ROFR Holders pursuant to Articles 147 and 148, which shall be on substantially the same (and in any event no more favorable to the purchaser) terms and conditions as those described in the Transfer Notice. Any proposed transfer of such Offered Shares on terms and conditions which are materially different from, or more favorable to the purchaser than, those described in the Transfer Notice, or in the event the Selling Shareholder does not consummate the sale of such Offered Shares within such ninety (90) day period (as may be extended in order to obtain required regulatory approvals), any subsequent proposed transfer of such Offered Shares or any other Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the ROFR Holders and shall require compliance by the Selling Shareholder with the procedures described in Articles 147 and 148.

149.	Articles 147 and 148 shall automatically terminate upon the consummation of a Qualified Public Offering.

CO-SALE RIGHT

150.

If the Selling Shareholder is a Founder HoldCo, to the extent that any ROFR Holder has not exercised its right of first refusal with respect to all the Offered Shares under Articles 147 and 148, then such ROFR Holder shall have the right, exercisable by providing written notice to the Selling Shareholder, the Company and each other ROFR Holder (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the remaining Offered Shares not elected to be purchased by ROFR Holders pursuant to Articles 147 and 148 on the same terms and conditions as set forth in the Transfer Notice (or on terms and conditions no less favorable to the Selling Shareholder). The Co-Sale Notice shall set forth the number of Shares (on both an absolute and an as-converted basis) that such participating ROFR Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such ROFR Holder. To the extent one or more of the ROFR Holders exercise such right of participation in accordance with the terms and conditions set forth in this Article 150, the number of Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each ROFR Holder shall be subject to the following terms and conditions:

(a)

Each ROFR Holder may sell up to a number of Preferred Shares (including for such purpose any Ordinary Shares issued upon conversion of Preferred Shares) held by it which are convertible or converted, as applicable, into that number of Ordinary Shares equal to the product obtained by multiplying (x) the aggregate number of the remaining Offered Shares not purchased pursuant to Articles 147 and 148 by (y) a fraction, the numerator of which is the number of Ordinary Shares into which such ROFR Holder’s Preferred Shares are convertible or have been converted, as applicable, at the time of the sale or transfer, and the denominator of which is the sum of (i) the number of Ordinary Shares (on an as-converted basis) owned by the Selling Shareholder and (ii) the number of Ordinary Shares into which all ROFR Holders’ Preferred Shares are convertible or have been converted, as applicable (such fraction, the “Co-Sale Pro Rata Portion”). To the extent that any ROFR Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating ROFR Holders shall, within ten (10) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating ROFR Holder so that any remaining Offered Shares may be allocated to other participating ROFR Holders on a pro rata basis.

(b)

Each participating ROFR Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, together with the duly signed instrument of transfer, which represent:

(i)	the number of Ordinary Shares which such ROFR Holder elects to sell;

(ii)

that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such ROFR Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such ROFR Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Article 150(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)	a combination of the above.

(c)

The share certificate or certificates that each participating ROFR Holder delivers to the Selling Shareholder pursuant to Article 150(a) shall be transferred to the prospective purchaser in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such ROFR Holder that portion of the sale proceeds to which such ROFR Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase any Shares from a ROFR Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such Shares from such ROFR Holder for the same consideration (or consideration which is no less favorable to the Selling Shareholder) and on the same terms and conditions (or terms and conditions no less favorable to the Selling Shareholder) as described in the Transfer Notice.

(d)

To the extent the ROFR Holders do not elect to purchase all of the Offered Shares in accordance with Articles 147 and 148, then, subject to the co-sale right of the ROFR Holders under this Article 150, the Selling Shareholder may, not later than ninety (90) days following delivery of the Transfer Notice (as may be extended in order to obtain required regulatory approvals), conclude a transfer of the remaining Offered Shares covered by the Transfer Notice and not elected to be purchased by the ROFR Holders pursuant to Articles 147 and 148, which shall be on substantially the same (and in any event no more favorable to the purchaser) terms and conditions as those described in the Transfer Notice. Any proposed transfer of such Offered Shares on terms and conditions which are materially different from, or more favorable to the purchaser than, those described in the Transfer Notice, or in the event the Selling Shareholder does not consummate the sale of such Offered Shares within such ninety (90) day period (as may be extended in order to obtain required regulatory approvals), any subsequent proposed transfer of such Offered Shares or any other Shares by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the ROFR Holders and shall require compliance by the Selling Shareholder with the procedures described in Articles 147 to 150.

151.	Article 150 shall automatically terminate upon the consummation of a Qualified Public Offering.

Annex A—Original Issue Price and Original Issue Date

Name	Type	Original Issue Date	Original Issue Price
Series C-3	Preferred Share	June 3, 2016	$1.0188
Series C-2	Preferred Share	February 5, 2016	$1.0188
Series C-1	Preferred Share	October 30, 2015	$0.9262
Series B-2	Preferred Share	August 11, 2014	$1.0613
Series B-1	Preferred Share	May 16, 2014	$0.6134
Series A-7	Preferred Share	September 24, 2012	$0.2064
Series A-6	Preferred Share	December 13, 2012	$0.4096
Series A-5	Preferred Share	October 28, 2011	$0.2774
Series A-4	Preferred Share	January 19, 2012	$0.0780
Series A-3	Preferred Share	May 6, 2011	$0.0730
Series A-2	Preferred Share	November 30, 2011	$0.0200
Series A-1	Preferred Share	December 20, 2010	$0.0135
Class C	Ordinary Share (Super- voting)	N/A	N/A
Class B-3	Ordinary Share (Liquidation Preference)	May 16, 2014	$0.3987
Class B-2	Ordinary Share (Liquidation Preference)	November 21, 2013	$0.1651
Class B-1	Ordinary Share (Liquidation Preference)	January 31, 2013	$0.1548
Class A	Ordinary Share	N/A	N/A